Forum Energy Technologies Announces
Fourth Quarter and Full Year 2017 Results
HOUSTON, TEXAS, February 8, 2018 - Forum Energy Technologies, Inc. (NYSE: FET) today announced fourth quarter 2017 revenue of $248 million, an increase of $49 million, or 25%, from the third quarter 2017. Net income for the quarter was $51 million, or $0.47 per diluted share, compared to a net loss of $15 million, or $0.15 per diluted share, for the third quarter 2017. Excluding $56 million or $0.51 per share of special items, the adjusted net loss was $0.04 per diluted share in the fourth quarter of 2017.
Special items in the fourth quarter of 2017 included a pre-tax gain of $120 million related to the Global Tubing transaction, partially offset by pre-tax charges of $29 million and tax charges of $35 million. See Tables 1-5 for a reconciliation of GAAP to non-GAAP financial information.
On October 2, 2017, Forum acquired the remaining 52% interest of Global Tubing and began consolidating 100% of Global Tubing’s financial results in its Completions segment. As a result of the acquisition, the Company changed from the equity method of accounting for its 48% interest in Global Tubing, which did not include Global Tubing’s revenue, to now consolidating Global Tubing in its results. Global Tubing's revenue was $36 million in the fourth quarter 2017.
New orders received by Forum in the fourth quarter were $232 million, flat sequentially, resulting in a book to bill ratio of 93%.
Forum’s total revenue for the full year 2017 was $819 million, an increase of $231 million, or 39%, from 2016. Net loss was $57 million, or $0.58 per diluted share. Excluding $0.20 per share of special items, adjusted net loss was $0.38 per diluted share for the full year 2017. New inbound orders in the year were $870 million, a 46% increase from 2016, resulting in a book to bill ratio of 106%.
Segment Results
Completions segment revenue was $103 million, an increase of $43 million, or 72%, from the third quarter 2017, primarily due to the consolidation of Global Tubing and improved sales of pressure pumping equipment, coiled tubing, artificial lift and downhole completion products. New inbound orders in the fourth quarter were $101 million, resulting in a book to bill ratio of 98%. The Completions segment designs and manufactures products for the well construction, completion, stimulation and intervention markets primarily in North America.
Production & Infrastructure segment revenue was $92 million, an 8% increase from the third quarter 2017, due to improved sales of well site production equipment and midstream and downstream valves in the U.S. New inbound orders in the fourth quarter were $81 million, a 26% decrease sequentially, primarily due to the exceptionally high orders for production equipment in the third quarter, resulting in a book to bill ratio of 88%. The Production & Infrastructure segment manufactures U.S. land well site production equipment, desalination refinery equipment, and a wide range of valves for energy, industrial and mining customers.
Drilling & Subsea segment revenue was $54 million, flat with the third quarter 2017, due to a relatively stable global rig count and lower subsea activity. New inbound orders in the fourth quarter were $50 million, consistent with the third quarter 2017, resulting in a book to bill ratio of 92%. Drilling & Subsea operations focus primarily on manufactured equipment and consumable products for global drilling and subsea contractors.
Review and Outlook
Prady Iyyanki, Forum’s President and Chief Executive Officer, remarked, "The fourth quarter was the strongest quarter in 2017 despite our customers controlling their budgets and expenses late in the quarter. Revenue was $248 million and adjusted EBITDA was $21 million, resulting in margins of 8.3%. Adjusting our third quarter 2017 results pro forma for the consolidation of Global Tubing, our fourth quarter revenue growth for the Company and the Completions segment were 7% and 12%, respectively, and incremental EBITDA margins were 52% for the Company and 68% for Completions, our fastest growing segment.
"We are well positioned for growth going into 2018. The market fundamentals are strong in North America completions activity, where we expect significant growth in customer spend. During the downturn, we repositioned the Company by making Completions our largest segment through the acquisitions of Global Tubing and Multilift, and the introduction of several new products. We expect strong demand for our North America Completions and Production and Infrastructure products to drive growth for Forum in 2018.
"Our financial liquidity remains strong. We ended the year with $115 million of cash on hand and approximately $300 million of total liquidity. During the quarter, working capital expanded as we ramped up our manufacturing volumes to respond to customer demand.
"In the first quarter 2018, Forum expects revenue of $240 to $255 million and EBITDA of $18 to $23 million. Although customer spending is off to a slow start in January, we expect activity to accelerate throughout the year. In recent months, commodity prices have been strong, crude inventory levels have declined, completions activity forecasts have increased, and indications of international recovery have further improved. I am confident about our ability to deliver a strong 2018."
Recent Events
On October 30, 2017, Forum refinanced its $140 million revolving credit facility that was set to expire in 2018, with a new $300 million asset based revolving credit facility with an extended maturity.

On January 3, 2018, the Company contributed Forum Subsea Rentals into Ashtead Technology, a competing business, in exchange for a 40% interest in the combined company. The transaction creates a market leading independent provider of subsea survey and remotely operated vehicle equipment rental services.
Forum received orders for over 850,000 horsepower of J-Mac hydraulic fracturing power ends in 2017.
Forum commercialized its new Hydraulic Quick Latch during the fourth quarter 2017, which improves efficiency and safety in zipper frac operations.
Conference Call Information
Forum's conference call is scheduled for Friday, February 9, 2018 at 9:00 AM CST. During the call, the Company intends to discuss fourth quarter and full year 2017 results. To participate in the earnings conference call, please call 855-757-8876 within North America, or 631-485-4851 outside of North America. The access code is 6386267. The call will also be broadcast through the Investor Relations link on Forum’s website at www.f-e-t.com. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. A replay of the call will be available for two weeks after the call and may be accessed by dialing 855-859-2056 within North America, or 404-537-3406 outside of North America. The access code is 6386267.

Forum Energy Technologies is a global oilfield products company, serving the drilling, subsea, completions, production and infrastructure sectors of the oil and natural gas industry. The Company manufactures products that are consumed in the drilling, well completion, production and transportation of oil and natural gas as well as highly engineered capital equipment. Forum is headquartered in Houston, Texas with manufacturing and distribution facilities strategically located around the globe. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact
Mark Traylor - Vice President, Investor Relations
281.368.1108
mark.traylor@f-e-t.com
Media Contact
Donna Smith - Director, Marketing & Communications
281.949.2514
donna.smith@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Three months ended
	December 31,		September 30,
(in millions, except per share information)	2017	2016	2017
Revenue	$247.7	$147.1	$198.7
Cost of sales	194.7	116.5	151.2
Gross Profit	53.0	30.6	47.5
Other operating items
Selling, general and administrative expenses	67.9	55.3	63.2
Goodwill and intangible asset impairment	0.4	—	0.6
Transaction expenses	4.8	0.3	0.9
Loss on disposal of assets	0.6	0.4	0.1
Total operating expenses	73.7	56.0	64.8
Earnings (loss) from equity investment	(6.4)	0.6	3.4
Operating loss	(27.1)	(24.8)	(13.9)
Other expense (income)
Interest expense	7.5	6.7	6.4
Foreign exchange losses (gain) and other, net	0.8	(6.7)	2.3
Gain realized on previously held equity investment	(120.4)	—	—
Deferred loan costs written off	—	0.4	—
Income (loss) before income taxes	85.0	(25.2)	(22.6)
Income tax expense (benefit) (1)	33.7	(12.7)	(7.8)
Net income(loss)	51.3	(12.5)	(14.8)
Less: Net income attributable to noncontrolling interest	—	—	—
Net income (loss) attributable to common stockholders (2)	$51.3	$(12.5)	$(14.8)

Weighted average shares outstanding
Basic	105.9	91.9	96.3
Diluted	108.6	91.9	96.3

Income (loss) per share
Basic	$0.48	$(0.14)	$(0.15)
Diluted	$0.47	$(0.14)	$(0.15)
(1) US tax reform significantly changes US corporate income tax laws by, among other things, reducing the US corporate income tax rate to 21% starting in 2018 and creating a territorial tax system with a one-time mandatory tax on previously deferred earnings of non-US subsidiaries. As a result, the Company recorded a net charge of $8.2 million during the fourth quarter of 2017. This amount, which is included in income tax expense (benefit) consists of two components: (i) a $26.7 million charge relating to the one-time mandatory tax on previously deferred earnings of certain non-US subsidiaries that are owned either wholly or partially by a US subsidiary of Forum and (ii) an $18.5 million credit resulting from the remeasurement of net deferred tax liabilities in the US based on the new lower corporate income tax rate. The impacts related to US tax reform are provisional in nature and subject to adjustment as further guidance is provided by the US Internal Revenue Service regarding the application of the new US corporate income tax laws.
(2) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Twelve months ended
	December 31,
(in millions, except per share information)	2017	2016
Revenue	$818.6	$587.6
Cost of sales	629.8	487.9
Gross Profit	188.8	99.7
Other operating items
Selling, general and administrative expenses	253.7	227.0
Goodwill and intangible asset impairment	69.1	—
Transaction expenses	6.5	0.9
Loss on disposal of assets	2.1	2.6
Total operating expenses	331.4	230.5
Earnings from equity investment	1.0	1.8
Operating loss	(141.6)	(129.0)
Other expense (income)
Interest expense	26.8	27.4
Foreign exchange losses (gains) and other, net	7.2	(21.3)
Gain realized on previously held equity investment	(120.4)	—
Deferred loan costs written off	—	3.0
Loss before income taxes	(55.2)	(138.1)
Income tax benefit (1)	1.9	(56.1)
Net loss	(57.1)	(82.0)
Less: Net income (loss) attributable to noncontrolling interest	—	—
Net loss attributable to common stockholders (2)	$(57.1)	$(82.0)

Weighted average shares outstanding
Basic	98.7	91.2
Diluted	98.7	91.2

Loss per share
Basic	$(0.58)	$(0.90)
Diluted	$(0.58)	$(0.90)
(1) US tax reform significantly changes US corporate income tax laws by, among other things, reducing the US corporate income tax rate to 21% starting in 2018 and creating a territorial tax system with a one-time mandatory tax on previously deferred earnings of non-US subsidiaries. As a result, the Company recorded a net charge of $8.2 million during the fourth quarter of 2017. This amount, which is included in income tax expense (benefit), consists of two components: (i) a $26.7 million charge relating to the one-time mandatory tax on previously deferred earnings of certain non-US subsidiaries that are owned either wholly or partially by a US subsidiary of Forum and (ii) an $18.5 million credit resulting from the remeasurement of net deferred tax liabilities in the US based on the new lower corporate income tax rate. The impacts related to US tax reform are provisional in nature and subject to adjustment as further guidance is provided by the US Internal Revenue Service regarding the application of the new US corporate income tax laws.
(2) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

(in millions of dollars)	December 31, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$115.2	$234.4
Accounts receivable—trade, net	202.9	105.3
Inventories, net	443.2	338.6
Other current assets	35.7	71.4
Total current assets	797.0	749.7
Property and equipment, net of accumulated depreciation	197.3	152.2
Goodwill and other intangibles, net	1,198.3	869.2
Investment in unconsolidated subsidiary	—	59.1
Other long-term assets	7.2	5.0
Total assets	$2,199.8	$1,835.2
Liabilities and Equity
Current liabilities
Current portion of long-term debt	$1.2	$0.1
Other current liabilities	215.1	141.7
Total current liabilities	216.3	141.8
Long-term debt, net of current portion	506.8	396.7
Other long-term liabilities	65.4	60.9
Total liabilities	788.5	599.4
Total stockholders’ equity	1,411.3	1,235.2
Noncontrolling interest in subsidiary	—	0.6
Total equity	1,411.3	1,235.8
Total liabilities and equity	$2,199.8	$1,835.2

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Twelve months ended December 31,
(in millions of dollars)	2017	2016
Cash flows from operating activities
Net loss	$(57.1)	$(82.0)
Goodwill and Intangible asset impairment	69.1	—
Depreciation and amortization	65.1	61.8
Gains realized on previously held equity investment	(120.4)	—
Other, primarily working capital	3.3	84.5
Net cash provided by (used in) operating activities	$(40.0)	$64.3
Cash flows from investing activities
Capital expenditures for property and equipment, net of proceeds from sale	$(24.7)	$(6.6)
Acquisition of businesses, net of cash acquired	(162.3)	(4.1)
Investment in unconsolidated subsidiary	(1.0)	—
Net cash used in investing activities	$(188.0)	$(10.7)
Cash flows from financing activities
Borrowings under credit facility	$107.4	$—
Repayment of long-term and short-term debt	(1.2)	—
Repurchase of stock related to shares withheld for taxes	(4.7)	(1.7)
Proceeds from stock issuance	1.5	88.8
Other	(2.4)	(0.9)
Net cash provided by financing activities	$100.6	$86.2
Effect of exchange rate changes on cash	8.2	(14.6)
Net increase (decrease) in cash and cash equivalents	$(119.2)	$125.2

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (5)
	Three months ended			Three months ended
(in millions of dollars)	December 31, 2017	December 31, 2016	September 30, 2017	December 31, 2017	December 31, 2016	September 30, 2017
Revenue(6)
Drilling & Subsea	$54.1	$54.2	$54.7	$54.1	$54.2	$54.7
Completions	103.3	35.9	60.0	103.3	35.9	60.0
Production & Infrastructure	91.6	57.4	85.0	91.6	57.4	85.0
Eliminations	(1.3)	(0.4)	(1.0)	(1.3)	(0.4)	(1.0)
Total revenue	$247.7	$147.1	$198.7	$247.7	$147.1	$198.7

Operating income (loss)(6)
Drilling & Subsea	$(8.0)	$(11.5)	$(8.9)	$(6.5)	$(9.2)	$(6.9)
Operating income margin %	(14.8)%	(21.2)%	(16.3)%	(12.0)%	(17.0)%	(12.6)%
Completions (1)	(5.5)	(5.8)	1.6	10.3	(5.1)	1.7
Operating income margin %	(5.3)%	(16.2)%	2.7%	10.0%	(14.2)%	2.8%
Production & Infrastructure	0.7	0.2	4.3	5.0	0.3	4.4
Operating income margin %	0.8%	0.3%	5.1%	5.5%	0.5%	5.2%
Corporate	(8.5)	(7.0)	(9.3)	(8.1)	(6.7)	(8.3)
Total Segment operating income (loss)	(21.3)	(24.1)	(12.3)	0.7	(20.7)	(9.1)
Other items not in segment operating income (loss) (2)	(5.8)	(0.7)	(1.6)	0.1	(0.1)	(0.1)
Total operating income (loss)	$(27.1)	$(24.8)	$(13.9)	$0.8	$(20.8)	$(9.2)
Operating income margin %	(10.9)%	(16.9)%	(7.0)%	0.3%	(14.1)%	(4.6)%

EBITDA (3)(6)
Drilling & Subsea	$(2.1)	$2.2	$(5.7)	$(0.2)	$(2.4)	$(0.6)
EBITDA Margin %	(3.9)%	4.1%	(10.4)%	(0.4)%	(4.4)%	(1.1)%
Completions	125.8	0.2	7.9	21.7	1.1	8.2
EBITDA Margin %	121.8%	0.6%	13.2%	21.0%	3.1%	13.7%
Production & Infrastructure	2.1	1.9	6.6	7.3	2.0	6.6
EBITDA Margin %	2.3%	3.3%	7.8%	8.0%	3.5%	7.8%
Corporate	(8.6)	(7.5)	(9.2)	(8.2)	(6.5)	(8.3)
Other items (4)	(4.8)	(0.3)	(0.9)	—	—	—
Total EBITDA	$112.4	$(3.5)	$(1.3)	$20.6	$(5.8)	$5.9
EBITDA Margin %	45.4%	(2.4)%	(0.7)%	8.3%	(3.9)%	3.0%

(1) Includes earnings from equity investment.
(2) Includes transaction expenses, loss on disposal of assets, and goodwill and intangible asset impairments.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Includes transaction expenses.
(5) Refer to Table 1 for schedule of adjusting items.
(6) In order to better align with the predominant customer base of the segment, we have moved management and financial reporting of our fully rotational torque machine operations, which operates under the AMC brand, from the Drilling and Subsea segment to the Completions segment. Prior period financial information has been revised to conform with current period presentation with no impact to total segment operating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (5)
	Twelve months ended		Twelve months ended
(in millions of dollars)	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenue(6)
Drilling & Subsea	$234.7	$224.4	$234.7	$224.4
Completions	260.2	131.8	260.2	131.8
Production & Infrastructure	327.3	233.7	327.3	233.7
Eliminations	(3.6)	(2.3)	(3.6)	(2.3)
Total revenue	$818.6	$587.6	$818.6	$587.6

Operating income (loss)(6)
Drilling & Subsea	$(31.6)	$(53.1)	$(27.5)	$(40.5)
Operating income margin %	(13.5)%	(23.7)%	(11.7)%	(18.0)%
Completions (1)	(6.7)	(45.6)	9.3	(24.5)
Operating income margin %	(2.6)%	(34.6)%	3.6%	(18.6)%
Production & Infrastructure	7.8	0.7	12.7	4.6
Operating income margin %	2.4%	0.3%	3.9%	2.0%
Corporate	(33.4)	(27.5)	(31.5)	(26.7)
Total Segment operating loss	(63.9)	(125.5)	(37.0)	(87.1)
Other items not in segment operating income (loss) (2)	(77.7)	(3.5)	0.3	0.1
Total operating loss	$(141.6)	$(129.0)	$(36.7)	$(87.0)
Operating income margin %	(17.3)%	(22.0)%	(4.5)%	(14.8)%

EBITDA (3)(6)
Drilling & Subsea	$(81.2)	$(1.0)	$(1.1)	$(11.3)
EBITDA Margin %	(34.6)%	(0.4)%	(0.5)%	(5.0)%
Completions	141.5	(22.5)	39.8	1.2
EBITDA Margin %	54.4%	(17.1)%	15.3%	0.9%
Production & Infrastructure	16.2	5.5	21.7	11.2
EBITDA Margin %	4.9%	2.4%	6.6%	4.8%
Corporate	(33.3)	(30.1)	(31.3)	(26.0)
Other items (4)	(6.5)	(0.8)	—	—
Total EBITDA	$36.7	$(48.9)	$29.1	$(24.9)
EBITDA Margin %	4.5%	(8.3)%	3.6%	(4.2)%

(1) Includes earnings from equity investment.
(2) Includes transaction expenses, loss on disposal of assets, and goodwill and intangible asset impairments.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Includes transaction expenses and loss on sale of business.
(5) Refer to Table 2 for schedule of adjusting items.
(6) In order to better align with the predominant customer base of the segment, we have moved management and financial reporting of our fully rotational torque machine operations, which operates under the AMC brand, from the Drilling and Subsea segment to the Completions segment. Prior period financial information has been revised to conform with current period presentation with no impact to total segment operating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	December 31, 2017	December 31, 2016	September 30, 2017
Orders(2)
Drilling & Subsea	$49.6	$64.6	$49.3
Completions	101.1	38.6	72.4
Production & Infrastructure	80.8	79.4	108.7
Total orders	$231.5	$182.6	$230.4

Revenue(2)
Drilling & Subsea	$54.1	$54.2	$54.7
Completions	103.3	35.9	60.0
Production & Infrastructure	91.6	57.4	85.0
Eliminations	(1.3)	(0.4)	(1.0)
Total revenue	$247.7	$147.1	$198.7

Book to bill ratio (1)
Drilling & Subsea	0.92	1.19	0.90
Completions	0.98	1.08	1.21
Production & Infrastructure	0.88	1.38	1.28
Total book to bill ratio	0.93	1.24	1.16

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period.  We believe that this ratio is useful to the Company’s investors because it provides an indication of whether the demand for our products, in the markets in which we operate, is strengthening or declining.  A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand.  In addition, we believe the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of our products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

(2) In order to better align with the predominant customer base of the segment, we have moved management and financial reporting of our fully rotational torque machine operations, which operates under the AMC brand, from the Drilling and Subsea segment to the Completions segment. Prior period financial information has been revised to conform with current period presentation with no impact to total segment operating results.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items
	Three months ended
	December 31, 2017			December 31, 2016			September 30, 2017
(in millions, except per share information)	Operating income (loss)	EBITDA(1)	Net income (loss)	Operating income (loss)	EBITDA(1)	Net income (loss)	Operating income (loss)	EBITDA(1)	Net income (loss)
As reported	$(27.1)	$112.4	$51.3	$(24.8)	$(3.5)	$(12.5)	$(13.9)	$(1.3)	$(14.8)
% of revenue	(10.9)%	45.4%		(16.9)%	(2.4)%		(7.0)%	(0.7)%
Restructuring charges and other	3.3	3.3	3.3	1.6	1.6	1.6	3.2	3.2	3.2
Transaction expenses	4.8	4.8	4.8	0.3	0.3	0.3	0.9	0.9	0.9
Inventory and other working capital reserve	13.0	13.0	13.0	2.1	2.1	2.1	—	—	—
Goodwill and intangible asset impairment	0.4	0.4	0.4	—	—	—	0.6	0.6	0.6
Deferred loan costs written off	—	—	—	—	0.4	0.4	—	—	—
Gain realized on previously held equity investment	—	(120.4)	(120.4)	—	—	—	—	—	—
Acquisition related equity-based compensation recorded by equity investment subsidiary	6.4	6.4	6.4	—	—	—	—	—	—
Loss (gain) on foreign exchange, net (2)	—	0.7	0.7	—	(6.7)	(6.7)	—	2.5	2.5
Income tax expense (benefit) of adjustments	—	—	23.5	—	—	(0.2)	—	—	(2.4)
Impact of U.S. tax reform	—	—	8.2	—	—	—	—	—	—
U.K. NOL valuation allowance	—	—	4.5	—	—	—	—	—	—
As adjusted (1)	$0.8	$20.6	$(4.3)	$(20.8)	$(5.8)	$(15.0)	$(9.2)	$5.9	$(10.0)
% of revenue	0.3%	8.3%		(14.1)%	(3.9)%		(4.6)%	3.0%

Diluted shares outstanding as reported			108.6			91.9			96.3
Diluted shares outstanding as adjusted			105.9			91.9			96.3

Diluted EPS - as reported			$0.47			$(0.14)			$(0.15)
Diluted EPS - as adjusted			$(0.04)			$(0.16)			$(0.10)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income (loss) and adjusted Diluted EPS is useful to the Company's investors because (i) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions and (ii) each of adjusted EBITDA, adjusted operating income (loss) and adjusted Diluted EPS is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Table 2 - Adjusting items
	Twelve months ended
	December 31, 2017			December 31, 2016
(in millions, except per share information)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)
As reported	$(141.6)	$36.7	$(57.1)	$(129.0)	$(48.9)	$(82.0)
% of revenue	(17.3)%	4.5%		(22.0)%	(8.3)%
Restructuring charges	9.9	9.9	9.9	12.5	12.5	12.5
Transaction expenses	6.5	6.5	6.5	0.9	0.9	0.9
Inventory and other working capital reserve	13.0	13.0	13.0	28.6	28.6	28.6
Goodwill and intangible asset impairment	69.1	69.1	69.1	—	—	—
Deferred loan costs written off	—	—	—	—	3.0	3.0
Gain realized on previously held equity investment	—	(120.4)	(120.4)	—	—	—
Acquisition related equity-based compensation recorded by equity investment subsidiary	6.4	6.4	6.4	—	—	—
Loss (gain) on foreign exchange, net (2)	—	7.9	7.9	—	(21.0)	(21.0)
Income tax expense (benefit) of adjustments	—	—	14.9	—	—	(11.4)
Impact of U.S. tax reform	—	—	8.2	—	—	—
U.K. NOL valuation allowance	—	—	4.5	—	—	—
As adjusted (1)	$(36.7)	$29.1	$(37.1)	$(87.0)	$(24.9)	$(69.4)
% of revenue	(4.5)%	3.6%		(14.8)%	(4.2)%

Diluted EPS - as reported			$(0.58)			$(0.90)
Diluted EPS - as adjusted			$(0.38)			$(0.76)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income (loss) and adjusted Diluted EPS is useful to the Company's investors because (i) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions and (ii) each of adjusted EBITDA, adjusted operating income (loss) and adjusted Diluted EPS is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 3 - Adjusting Items
	Three months ended
(in millions of dollars)	December 31, 2017	December 31, 2016	September 30, 2017
EBITDA reconciliation (1)
Net income (loss) attributable to common stockholders	$51.3	$(12.5)	$(14.8)
Interest expense	7.5	6.7	6.4
Depreciation and amortization	19.9	15.0	14.9
Income tax expense (benefit)	33.7	(12.7)	(7.8)
EBITDA	$112.4	$(3.5)	$(1.3)

(1) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Table 4 - Adjusting Items
	Twelve months ended
(in millions of dollars)	December 31, 2017	December 31, 2016
EBITDA reconciliation (1)
Net loss attributable to common stockholders	$(57.1)	$(82.0)
Interest expense	26.8	27.4
Depreciation and amortization	65.1	61.8
Income tax benefit	1.9	(56.1)
EBITDA	$36.7	$(48.9)

(1) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Table 5 - Adjusting items
	Twelve months ended
(in millions of dollars)	December 31, 2017	December 31, 2016
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by (used in) operating activities	$(40.0)	$64.3
Capital expenditures for property and equipment	(26.7)	(16.4)
Proceeds from sale of property and equipment	2.0	9.8
Free cash flow, before acquisitions	$(64.7)	$57.7

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)
	Twelve months ended December 31,
(in millions of dollars)	2017		2016
Revenue:	$	%	$	%
Drilling Technologies	$169.0	20.6%	$136.0	23.1%
Subsea Technologies	65.7	8.0%	88.4	15.0%
Drilling & Subsea	234.7	28.6%	224.4	38.1%

Downhole Technologies	76.0	9.3%	59.5	10.1%
Stimulation and Intervention	148.7	18.2%	72.3	12.3%
Coiled Tubing	35.5	4.3%	—	—%
Completions	260.2	31.8%	131.8	22.4%

Production Equipment	124.3	15.2%	77.1	13.1%
Valve Solutions	203.0	24.8%	156.6	26.6%
Production & Infrastructure	327.3	40.0%	233.7	39.7%
Eliminations	(3.6)	(0.4)%	(2.3)	(0.2)%
Total Revenue	$818.6	100.0%	$587.6	100.0%

Forum Energy Technologies, Inc.
Supplemental schedule - Pro Forma Sequential Quarter Comparison with Global Tubing
(Unaudited)

(in millions of dollars)	Total Forum	Completions Segment
Third quarter 2017
Revenue - as reported	$198.7	$60.0
Global Tubing revenue	32.3	32.3
Revenue - pro forma	$231.0	$92.3

Fourth quarter 2017
Revenue - as reported	$247.7	$103.3
Increase in revenue from pro forma third quarter	7%	12%

Third quarter 2017
Adjusted EBITDA	$5.9	$8.2
(+) Global Tubing EBITDA	10.1	10.1
(+) Incremental share based compensation expense	(0.6)	(0.6)
(-) Earnings from equity method investment	(3.4)	(3.4)
Adjusted EBITDA - pro forma	$12.0	$14.3

Fourth quarter 2017
Adjusted EBITDA	$20.6	$21.7
Incremental margin	52%	68%